Exhibit 10.1

WAIVER AND FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS WAIVER AND FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this "Amendment") dated as of June 7, 2017, is made by and among the BORROWERS party hereto (the "Borrowers"), the GUARANTORS party hereto (the "Guarantors"), the financial institutions party hereto as LENDERS (collectively, "Lenders" and each individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (PNC, in such capacity, "Agent"), and J.P. MORGAN EUROPE LIMITED ("JPM Europe"), as European agent for the Lenders (JPM Europe, in such capacity, the "European Agent").
WITNESSETH:
WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agent and the European Agent are parties to that certain Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2015, as amended by (i) First Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of February 16, 2016, (ii) Waiver and Second Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of May 3, 2016, (iii) Release and Third Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of September 30, 2016, and (iv) Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement, dated as of November 30, 2016 (as so amended, the "Credit Agreement"); and
WHEREAS, the Borrowers and the Guarantors have requested the Lenders to make certain amendments and other accommodations to the Credit Agreement as more fully set forth herein. The Lenders have agreed to such amendments and accommodations, subject to the terms and conditions set forth in this Amendment.
NOW THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:
1.Recitals. The foregoing recitals are incorporated herein by reference.
2.    Defined Terms. Capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Credit Agreement.
3.    Waiver. Pursuant to Section 7.4 of the Credit Agreement, the Loan Parties agreed, among other things, that they would not, pursuant to clause (F) of the definition of Permitted Investments contained in Section 1.2 [General Terms] of the Credit Agreement, enter into investments under the 2021 Convertible Notes Hedge Transaction, in an amount in excess of $20,000,000. The Loan Parties have advised the Agent that the aggregate investments under the 2021 Convertible Notes Hedge Transaction exceeded the limitation set forth in clause (F) of the definition of Permitted Investments contained in Section 1.2 [General Terms] of the Credit Agreement, which violated Section 7.4 of the Credit Agreement (the "Hedge Investment Overage"). As a result of the Hedge Investment Overage, an Event of Default has occurred under Section 10.5 [Noncompliance] of the Credit Agreement (the "Hedge Investment Default"). The Loan Parties have requested that the Agent and the Lenders waive the Hedge Investment Default. Subject to the terms and conditions hereof, the Agent and the Lenders hereby waive the Hedge Investment Default. The foregoing waiver is limited to the Hedge Investment Default and does not constitute a waiver of any other Event of Default or indicate an agreement on the part of the Agent or the Lenders to grant any such waiver in the future.
4.    Amendment of Section 1.2 – Deleted Definitions. The definition of "2027 Convertible Notes" is hereby deleted from Section 1.2 of the Credit Agreement in its entirety.
5.    Amendment of Section 1.2 – Added Definitions. The following definitions are hereby added in Section 1.2 of the Credit Agreement in their appropriate alphanumeric positions:
Canadian Reorganization shall mean the reorganization described on Schedule 1.2(c).
2022 Convertible Notes shall mean the Company's unsecured senior convertible notes, issued in 2017 and due in 2022, in the aggregate original principal amount not to exceed $120,000,000 which may be guarantied by certain of the Loan Parties.
2022 Convertible Notes Call Spread Transaction shall mean all 2022 Convertible Notes Hedge Transactions and all 2022 Convertible Notes Warrant Transactions.
2022 Convertible Notes Hedge Transaction shall mean any call option (or substantially equivalent derivative transaction) on the Company's common shares (including, for the avoidance of doubt, any call option that may be settled in whole or in part in cash) purchased by the Company substantially concurrently with, and in connection with, any issuance or issuances of the 2022 Convertible Notes; provided that the purchase price for such 2022 Convertible Notes Hedge Transaction, less the proceeds received by the Company from the sale of any related 2022 Convertible Notes Warrant Transaction, does not exceed the net proceeds received by the Company from the sale of the related 2022 Convertible Notes.
2022 Convertible Notes Warrant Transaction shall mean any call option on, or any warrant or right to purchase (or substantially equivalent derivative transaction), the Company's common shares (including, for the avoidance of doubt, any net share settled call option or warrant) sold by the Company substantially concurrently with, and in connection with, the purchase by the Company of any 2022 Convertible Notes Hedge Transaction.
6.    Amendment of Section 1.2 – Subsection (d) of the Definition of Change of Control. Subsection (d) of the definition of Change of Control contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(d)    a "change of control" or any comparable term under, and as defined in the documents governing the the 2021 Convertible Notes, the 2022 Convertible Notes or any other material Indebtedness of the Company shall occur prior to the date such Indebtedness is repaid or redeemed in accordance with, or to the extent not prohibited by, the provisions of this Agreement; or
7.    Amendment of Section 1.2 –Definition of Indebtedness. The last sentence of the definition of Indebtedness contained in Section 1.2 of the Credit Agreement is hereby amended and restated as follows:
For the avoidance of doubt, the 2021 Convertible Notes Warrant Transaction and the 2022 Convertible Notes Warrant Transaction shall not constitute Indebtedness.
8.    Amendment of Section 1.2 – Subsection (F) of the Definition of Permitted Indebtedness. Subsection (F) of the definition of Permitted Indebtedness contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(F)    Indebtedness under the 2021 Convertible Notes and the 2022 Convertible Notes (in each case, including any guaranties thereof and subject to compliance with Section 7.19);
9.    Amendment of Section 1.2 – Subsection (F) of the Definition of Permitted Investments. Subsection (F) of the definition of Permitted Investments contained in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(F)    investments under the 2021 Convertible Notes Hedge Transaction, in an amount not to exceed $20,000,000 (net of the proceeds payable to the Company in respect of any related 2021 Convertible Notes Warrant Transaction) and investments under the 2022 Convertible Notes Hedge Transaction, in an amount not to exceed $20,000,000 (net of the proceeds payable to the Company in respect of any related 2022 Convertible Notes Warrant Transaction);

10.    Amendment of Section 2.19(b) – Mandatory Prepayments. Section 2.19(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b)    In the event of the issuance of any Equity Interests by or capital contributions to any Loan Party (other than any Equity Interests issued in connection with the issuance of the 2021 Convertible Notes or the 2022 Convertible Notes, any conversion of any of the 2021 Convertible Notes or the 2022 Convertible Notes, and/or entry into, exercise, settlement, early termination or other performance of obligations under (including by netting or set-off) the 2021 Convertible Notes Call Spread Transaction or the 2022 Convertible Notes Call Spread Transaction or issuances under either of the foregoing), such Loan Party shall, no later than ten (10) Business Days after the receipt by such Loan Party of the net cash proceeds of any issuance of Equity Interests, repay the Advances under the relevant Facility, in an amount equal to fifty percent (50%) of such net cash proceeds in the case of an issuance of Equity Interests by or capital contribution to any Loan Party. Such repayments will be applied in the same manner as set forth in Section 11.5.
11.    Amendment of Section 6.15 – Designation as Senior Debt. Section 6.15 of the Credit Agreement is hereby amended and restated as follows:
6.15    Reserved.
12.    Amendment of Section 7.1 – Merger, Consolidation, Acquisition and Sale of Assets. Section 7.1 of the Credit Agreement is hereby amended by adding a new clause (c) as follows:
(c)    For the avoidance of doubt, the Canadian Reorganization is expressly permitted.
13.    Amendment of Section 7.7 – Dividends. Clauses (d) through (j) of Section 7.7 of the Credit Agreement are hereby amended and restated in their entirety as follows:
(d)    repurchases, redemptions or reductions in number of shares issued (including, by utilization of the "net share" concept) by the Company of any Equity Interests in the Company made in connection with (I) the surrender of shares by employees to (x) facilitate the payment by such employees of the taxes associated with compensation received by such employees under the Company's stock-based compensation plans and, (y) to satisfy the purchase price of non-qualified stock options, in an amount not to exceed $2,000,000 in the aggregate (for both (x) and (y)) in any fiscal year and (II) the deduction by the Company, of a portion of restricted stock previously (i.e. prior to the date of the deduction) granted to employees under the Company's stock-based compensation plans to facilitate the payment by such employees of the taxes associated with the vesting of such restricted stock; provided, in each case, that prior to and after giving effect to such repurchases, redemptions or reductions no Default or Event of Default exists or is continuing;
(e)    any purchase by the Company of a 2021 Convertible Notes Hedge Transaction or a 2022 Convertible Notes Hedge Transaction; provided that prior to and after giving effect to such purchase (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(f)    purchases, redemptions or retirements by the Company of any Equity Interests upon exercise and settlement or termination of the 2021 Convertible Notes Hedge Transactions or the 2022 Convertible Notes Hedge Transactions;
(g)    distributions on the 2021 Convertible Notes or the 2022 Convertible Notes (including, without limitation, upon conversion thereof); provided that prior to and after giving effect to such distributions (other than the payment of interest on the 2021 Convertible Notes, the 2022 Convertible Notes and/or delivery of common shares of the Company (together with cash in lieu of any fractional shares) upon any conversion of the 2021 Convertible Notes or the 2022 Convertible Notes) (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(h)    purchases, redemptions or other retirements of any shares of common stock of the Company arising from the conversion of the 2021 Convertible Notes or the 2022 Convertible Notes; provided that prior to and after giving effect to such purchases, redemptions or retirements (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate;
(i)    the issuance of, entry into, (including any payments of premiums in connection therewith), performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption, settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, common shares of the Company or any combination thereof) or the satisfaction of any condition that would permit or require any of the foregoing, any 2021 Convertible Notes, any 2021 Convertible Notes Call Spread Transaction, any 2022 Convertible Notes and any 2022 Convertible Notes Call Spread Transaction; and
(j)    [Reserved].
14.    Amendment of Section 7.17 – Prepayment of Indebtedness. Section 7.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.17    Prepayment of Indebtedness. At any time, directly or indirectly, prepay any Indebtedness in excess of $1,000,000 in the aggregate during the Term, (other than Indebtedness (a) to Lenders, (b) of a Loan Party to another Loan Party, (c) of an Excluded Subsidiary to a Loan Party, (d) of an Excluded Subsidiary to another Excluded Subsidiary, or (e) under the 2021 Convertible Notes or the 2022 Convertible Notes (including, for the avoidance of doubt, conversion, exercise, repurchase, redemption, settlement or early termination or cancellation); provided, that, in each case, prior to and after giving effect to such prepayment (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party in excess of $1,000,000 in the aggregate during the Term (other than Indebtedness (a) of a Loan Party to another Loan Party, (b) of an Excluded Subsidiary to a Loan Party, (c) of an Excluded Subsidiary to another Excluded Subsidiary, or (d) under the 2021 Convertible Notes or the 2022 Convertible Notes; provided, that, in each case, prior to and after giving effect to such repurchases, redemptions, retirements or acquisitions (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada

Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate). Notwithstanding the above, no European Loan Party may, at any time that any amount of the European Facility Revolving Facility Usage is outstanding, directly or indirectly, repay any Indebtedness other than to another European Loan Party or acquire any Indebtedness other than of any other European Loan Party unless the European Undrawn Availability at that time, and immediately after making such repayment, exceeds (and has at all times in the preceding 30 day period exceeded) $3,000,000.
15.    Amendment of Section 7.19 – Covenants as to Certain Indebtedness. Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety as follows:
7.19    Covenants as to Certain Indebtedness. Amend or modify any provisions of the documents governing the 2021 Convertible Notes or the 2022 Convertible Notes, in each case, in any material and adverse way (with any changes to the interest rate, redemption requirements, amortization schedule, negative covenants and events of default deemed to be material for purposes hereof, but without limiting any other changes which may be material) without providing at least fifteen (15) calendar days' prior written notice to Agent and Lenders, and obtaining the prior written consent of the Applicable Required Lenders, it being understood for the avoidance of doubt, that adjustments, amendments, and modifications expressly required to be made pursuant to the terms of the 2021 Convertible Notes or the 2022 Convertible Notes shall be permitted.
16.    Amendment of Section 7.21 – Designation of Senior Debt. Section 7.21 of the Credit Agreement is hereby amended and restated as follows:
7.21    Reserved.
17.    Amendment of Sub-clause (b) of Section 9.5 – Material Occurrences. Sub-clause (b) of Section 9.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:
(b) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the 2021 Convertible Notes and/or the 2022 Convertible Notes;

18.    Amendment of Section 9.16 – Notices Under Certain Indebtedness Documents. Section 9.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:
9.16    Notices Under Certain Indebtedness Documents. At the same time sent or provided to the holders of the the 2021 Convertible Notes and/or the 2022 Convertible Notes (in each case, without duplication), deliver to Agent copies of all notices and reports provided in connection with the 2021 Convertible Notes and/or the 2022 Convertible Notes, it being understood that any such notices or reports that are filed by the Company with the SEC shall be deemed to be delivered to Agent on the date on which such notices or reports are posted on the SEC's website at www.sec.gov.
19.    Amendment of Section 10.10 – Cross Default. Section 10.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:
10.10    Cross Default. Either (x) any specified "event of default" under any Indebtedness in excess of $1,000,000 (other than the Obligations) of any Loan Party, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of such Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), other than any event or circumstance (including, without limitation, the passage of time) that results in the 2021 Convertible Notes or the 2022 Convertible Notes becoming convertible pursuant to their terms; provided that, solely to the extent such 2021 Convertible Notes or the 2022 Convertible Notes are converted in connection with such event or circumstance, prior to and after giving effect to such conversions (i) no Default or Event of Default exists or is continuing and (ii) US-Canada Undrawn Availability shall not be less than the US-Canada Undrawn Availability Test Amount for the thirty (30) consecutive days ending as of the date of the most recently delivered US-Canada Borrowing Base Certificate or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect;

20.    Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the Agent of the following items, each in form and content satisfactory to the Agent:
(a)    the Agent shall have received this Amendment, duly executed by a duly authorized officer of each of the Loan Parties, each of the Applicable Required Lenders, the Agent and the European Agent;
(b)    no Potential Default or Event of Default (other than the Hedge Investment Default) shall have occurred; and
(c)    the Borrowers shall have paid all of (i) Agent's costs and expenses (including Agent's attorneys' fees) incurred in connection with the preparation of this Amendment and (ii) the amendment fee set forth in that certain fee letter dated June 7, 2017 among the Agent, PNC Capital Markets LLC and the Company.
21.    Representations and Warranties. Each Borrower and each Guarantor covenants and agrees with and represents and warrants to the Agent, the European Agent and the Lenders as follows:
(a)    each Borrower's and each Guarantor's obligations under the Credit Agreement, as modified hereby, are and shall remain secured by the Collateral pursuant to the terms of the Credit Agreement and the Other Documents;
(b)    each Borrower and each Guarantor possesses all of the powers requisite for it to enter into and carry out the transactions referred to herein and to execute, enter into and perform the terms and conditions of this Amendment, the Credit Agreement and the Other Documents and any other documents contemplated herein that are to be performed by such Borrower or such Guarantor; and that any and all actions required or necessary pursuant to such Borrower's or such Guarantor's organizational documents or otherwise have been taken to authorize the due execution, delivery and performance by such Borrower and such Guarantor of the terms and conditions of this Amendment, the Credit Agreement and the Other Documents, and that such execution, delivery and performance will not conflict with, constitute a default under or result in a breach of any applicable law or any agreement, instrument, order, writ, judgment, injunction or decree to which such Borrower or such Guarantor is a party or by which such Borrower or such Guarantor or any of its properties are bound, and that all consents, authorizations and/or approvals required or necessary from any third parties in connection with the entry into, delivery and performance by such Borrower and/or such Guarantor of the terms and conditions of this Amendment, the Credit Agreement, the Other Documents and the transactions contemplated hereby and thereby have been obtained by such Borrower and such Guarantor and are in force and effect;
(c)    this Amendment, the Credit Agreement, and the Other Documents constitute the valid and legally binding obligations of each Borrower and each Guarantor, enforceable against such Borrower and such Guarantor in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and by general equitable principles, whether enforcement is sought by proceedings at law or in equity;
(d)    all representations and warranties made by each Borrower and each Guarantor in the Credit Agreement and the Other Documents are true and correct in all material respects as of the date hereof, with the same force and effect as if all such representations and warranties were fully set forth herein and made as of the date hereof and each Borrower and each Guarantor has complied with all covenants and undertakings in the Credit Agreement and the Other Documents;
(e)    this Amendment is not a substitution, novation, discharge or release of any Borrower's or any Guarantor's obligations under the Credit Agreement or any of the Other Documents, all of which shall and are intended to remain in full force and effect;
(f)    no Event of Default or Potential Default has occurred and is continuing under the Credit Agreement or the Other Documents (other than the Hedge Investment Default); there exist no defenses, offsets, counterclaims or other claims with respect to any Borrower's or any Guarantor's obligations and liabilities under the Credit Agreement or any of the Other Documents;
(g)    each Borrower and each Guarantor hereby ratifies and confirms in full its duties and obligations under the Credit Agreement, the Guaranty Agreement, and the Other Documents applicable to it, each as modified hereby; and
(h)    each Borrower and each Guarantor hereby agrees, as an independent obligation to the European Agent (to the extent such Guarantor or Borrower is party to the English Law Guaranty), to be bound by the terms of the English Law Guaranty as if it had been set out in full again here with such changes as are appropriate to fit this context, for the avoidance of doubt with references to the Credit Agreement and Other Documents each as modified hereby.
22.    Reimbursement of Expenses. The Borrowers, jointly and severally, shall pay or cause to be paid to the Agent all costs and expenses accrued through the date hereof and the costs and expenses of the Agent including, without limitation, fees of the Agent's counsel in connection with this Amendment.
23.    Document References. As used in the Credit Agreement and each of the Other Documents, the terms "this Credit Agreement", "herein", "hereinafter", "hereto", "hereof", and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement as amended and modified by this Amendment. The term "Other Documents" as defined in the Credit Agreement shall include this Amendment.
24.    Integration. This Amendment, together with the Credit Agreement and the Other Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Amendment, each Borrower and each Guarantor acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Agent or any Lender or any employee or agent of Agent or any Lender, except for the agreements of Agent and the Lenders set forth herein. This Amendment shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.
25.    Successors and Assigns. This Amendment shall apply to and be binding upon the Borrowers and the Guarantors in all respects and shall inure to the benefit of each of the other parties hereto and their respective successors and assigns, provided that none of the Borrowers nor the Guarantors may assign, transfer or delegate its duties and obligations hereunder. Nothing expressed or referred to in this Amendment is intended or shall be construed to give any person or entity other than the parties hereto a legal or equitable right, remedy or claim under or with respect to this Amendment, the Credit Agreement or any Other Documents, it being the intention of the parties hereto that this Amendment and all of its provisions and conditions are for the sole and exclusive benefit of the parties hereto.
26.    Severability. If any one or more of the provisions contained in this Amendment, the Credit Agreement, or the Other Documents shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained in this Amendment, the Credit Agreement or the Other Documents shall not in any way be affected or impaired thereby, and this Amendment, the Credit Agreement and the Other Documents shall otherwise remain in full force and effect.
27.    Further Assurances. Each Borrower and each Guarantor agrees to execute such other and further documents and instruments as Agent may request to implement the provisions of this Amendment.
28.    Governing Law. This Amendment will be governed by the internal laws of the State of New York without reference to its conflicts of law principles.
29.    Waiver and Release. Each Borrower and each Guarantor, by signing below, hereby waives and releases Agent, the European Agent, Issuer and each of the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of which any Borrower or any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.
30.    Counterparts; Electronically Delivered Signatures. This Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Delivery of executed signature pages hereof by facsimile or other means of electronic transmission from one party to another shall constitute effective and binding execution and delivery thereof by such party. Any party that delivers its original counterpart signature to this amendment by facsimile transmission hereby covenants to deliver its original counterpart signature promptly thereafter to the Agent.

31.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT OR ANY OTHER DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]
Each of the parties has signed this Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement as of the day and year first above written.

US BORROWERS:
Invacare Corporation, an Ohio corporation By: /s/ Robert K. Gudbranson Name: Robert K. Gudbranson Title: Senior Vice President and Chief Financial Officer

Freedom Designs, Inc., a California corporation
Alber USA, LLC, an Ohio limited liability company
The Aftermarket Group, Inc., a Delaware corporation
Medbloc, Inc., a Delaware corporation
By: /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson
Title: Vice President and Treasurer

Invacare Continuing Care, Inc., a Missouri corporation By: /s/ Robert K. Gudbranson Name: Robert K. Gudbranson Title: Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

US GUARANTORS:

Adaptive Switch Laboratories, Inc., a Texas corporation
The Helixx Group, Inc., an Ohio corporation
Invacare Credit Corporation, an Ohio corporation
Invacare International Corporation, an Ohio corporation
Invacare Holdings, LLC, an Ohio limited liability company
Invacare Florida Holdings, LLC, a Delaware limited liability company
Invacare Florida Corporation, a Delaware corporation
Invamex Holdings LLC, a Delaware limited liability company
By: /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson
Title: Vice President and Treasurer

Invacare Canadian Holdings, Inc., a Delaware corporation Invacare Canadian Holdings, LLC, a Delaware limited liability company By: /s/ Robert K. Gudbranson Name: Robert K. Gudbranson Title: President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CANADIAN BORROWERS:

Invacare Canada L.P., an Ontario limited partnership, by its general partner, Invacare Canada General Partner Inc.
Carroll Healthcare L.P., an Ontario limited partnership, by its general partner, Carroll Healthcare General Partner, Inc.
Motion Concepts L.P., an Ontario limited partnership, by its general partner, Carroll Healthcare Inc.
Perpetual Motion Enterprises Limited, an Ontario corporation
By: /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson
Title: Vice President and Treasurer

CANADIAN GUARANTORS:

Carroll Healthcare General Partner, Inc., an Ontario corporation
Carroll Healthcare Inc., an Ontario corporation
Invacare Canada General Partner Inc., a Canada corporation
By: /s/ Robert K. Gudbranson
Name: Robert K. Gudbranson
Title: Vice President and Treasurer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

ENGLISH BORROWERS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: Director
ENGLISH GUARANTORS:
Invacare Limited, a company incorporated in England and Wales with company number 05178693 By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: Director
Invacare UK Operations Limited, a company incorporated in England and Wales with company number 03281202 By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: Director

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

FRENCH BORROWERS:
Invacare Poirier SAS By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: President Duly Authorised
FRENCH GUARANTORS:
Invacare Poirier SAS By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: President Duly Authorised
Invacare France Operations S.A.S. By: /s/ Theodore Vassiloudis Name: Theodore Vassiloudis Title: President Duly Authorised

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION, as Lender and as Agent
By: /s/ Todd Milenius
Name:    Todd Milenius
Title:    Senior Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

KEYBANK NATIONAL ASSOCIATION, as Lender
By: /s/ Jonathan Roe
Name:    Jonathan Roe
Title:    Vice President

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

JPMORGAN CHASE BANK, N.A., as Lender
By: /s/ Lisa A. Morrison
Name: Lisa A. Morrison
Title: Authorized Officer
J.P. MORGAN EUROPE LIMITED, as Lender
By: /s/ Matthew Sparkes
Name:    Matthew Sparkes
Title:    Authorised Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

J.P. MORGAN EUROPE LIMITED, as European Agent
By: /s/ Matthew Sparkes
Name: Matthew Sparkes
Title: Authorised Officer

[SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT]

CITIZENS BUSINESS CAPITAL, A DIVISION OF CITIZENS ASSET FINANCE, INC., as Lender
By: /s/ David Slattery
Name:    David Slattery
Title:    Vice President

Schedule 1.2(c)
Canadian Reorganization
A reorganization consisting substantially of the following steps:

1.
Carroll Healthcare Inc., an Ontario corporation and a Canadian Guarantor ("Carroll Inc.") will contribute its partnership units of Carroll Healthcare L.P., an Ontario limited partnership and a Canadian Borrower ("Carroll LP") to Invacare Canada L.P., an Ontario limited partnership and a Canadian Borrower ("Invacare Canada") for consideration consisting of additional partnership units of Invacare Canada;

2.	Carroll LP will be terminated in accordance with its limited partnership agreement and applicable law and an undivided interest in its assets will be distributed to its partners on a pro rata basis;

3.
Carroll Healthcare General Partner, Inc., an Ontario corporation and a Canadian Guarantor ("Carroll GP"), will sell its one percent (1%) undivided interest in the assets received from Carroll LP to Invacare Canada for cash consideration; and

4.	Carroll GP will then be dissolved and its assets will be distributed to its sole shareholder Invacare Canadian Holdings, Inc., a Delaware corporation and a US Guarantor.